UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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China Armco Metals, Inc.

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CHINA ARMCO METALS, INC.

One Waters Park Drive, Suite 98

San Mateo, California 94403

Tel: 650.212.7620

Fax: 650.212.7630

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 2, 2013

The following information supplements and amends the proxy statement (the “Proxy Statement”) of China Armco Metals, Inc. (“we,” “our,” the “Company” ) furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for the 2013 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”). Capitalized terms used in this supplement to the Proxy Statement (this “Supplement”) and not otherwise defined have the meaning given to them in the Proxy Statement. This Supplement is being filed with the Securities and Exchange Commission and being made available to stockholders on July 1, 2013.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

This Supplement contains additional information about Proposal 2 and Proposal 4 as set forth in the Proxy Statement. Proposal 2 is a proposal to approve the amendment to the amended and restated 2009 stock incentive plan, as amended, to, increase the number of shares of common stock authorized for issuance under the plan. Proposal 4 provides stockholders of the Company with the opportunity to make a non-binding advisory vote for the compensation of our named executive officers as disclosed in this Proxy Statement.

This Supplement is also to inform our stockholders that we intend to hold the Annual Meeting, as previously scheduled, on 2:00 p.m. Pacific Standard Time, on Tuesday, July 2, 2013, to present for stockholder consideration all of the proposals set forth in the Proxy Statement except Proposal 2 and Proposal 4 for which additional information is provided in this Supplement. Following consideration and voting on Proposals 1, 3, 5 and 6 at the Annual Meeting, we intend to adjourn the Annual Meeting to 2:00 p.m. Pacific Standard Time, on Wednesday, July 10, 2013, at our principal executive office, One Waters Park Drive, Suite 98, San Mateo, California 94403 (the “Adjourned Annual Meeting”) to allow stockholders additional time to consider Proposal 2 and Proposal 4 in light of the additional information described herein. At the Adjourned Annual Meeting, of the specific proposals included in the Proxy Statement on which our board of directors made a recommendation, only Proposal 2 and Proposal 4 will be presented for stockholder consideration.

Only stockholders of record as of the close of business on May 21, 2013 are entitled to vote at the Annual Meeting and the Adjourned Annual Meeting.

Supplemental Disclosure Concerning Proposal 2

As described in the Proxy Statement, the amended and restated 2009 Stock Incentive Plan, as amended (the “Plan”) is designed to align the interests of such participants with those of our stockholders, and is vital to our ability to attract and retain employees, officers, directors and other eligible participants upon whose judgment, initiative and effort we depend. The Board of Directors of the Company adopted and approved an amendment to the Plan to increase the number of shares of common stock that may be issued as awards thereunder by 3,000,000 shares (the “Amendment”), and recommends that the Amendment be approved and adopted by the Company’s stockholders.

In setting the amount of the increase for which stockholder approval is being sought, the Compensation Committee and the Board of Directors considered the historical amounts of equity awards granted by the Company in the past four years. In 2009, 2010, 2011 and 2012, the Company made equity awards of a total of approximately 206,250 shares, 46,250 shares, 446,007 shares and 3,550,374 shares, respectively. The Board of Directors also considered the number of shares of our common stock available for new award grants under the Plan. As disclosed in the Proxy Statement, as of May 1, 2013, a total of 1,001,119 shares of our common stock were available for new award grants under the Plan. This number of shares does not include any additional shares that we would be required to issue if all of the remaining vesting conditions of the compensation of the named executive officers described on page 20 of the Proxy Statement were satisfied.

As indicated in the Proxy Statement, the Company had outstanding, as of May 1, 2013, 1,193,125 shares, including 40,000 shares of our common stock that were subject to outstanding options, and 1,153,125 shares of our common stock that were subject to outstanding restricted stock awards. Accordingly, our approximately 1.2 million outstanding options and unvested shares of restricted stock (commonly referred to as the “overhang”) represent approximately 5.0% of our outstanding shares. Our current overhang is well below 10%, the median overhang for the Company’s compensation peer group as set forth below (based on information from the Form 10-K’s filed in 2012 by the companies in the Company’s 2012 compensation peer group), identified by Frederic. W. Cook & Co., Inc. in its independent analysis of competitive compensation practices for the Company in 2011.

Meanwhile, based on the Institutional Shareholder Services (“ISS”) calculation methodology, the burn rate of the Company for 2009, 2010, 2011, and 2012 was 3.06%, 0.36%, 4.35%, and 28.81%, respectively, and the three-year average burn rate of the Company was 11.8%. In calculating that burn rate, ISS calculation methodology considered each share of restricted stock of the Company to be equivalent to issuing two options. The Compensation Committee and the Board of Directors recognized that our three-year average burn rate under ISS calculation methodology was higher than the burn rate cap of 8.04% under ISS policies, based on the Company’s industry group. However, our stockholders should consider the following factors, in connection with such three-year average burn rate:

●

The award of 1,500,000 shares of the Company’s common stock in 2012, to our Chairman, President and Chief Executive Officer, Mr. Kexuan Yao, that constituted approximately 42% of the shares awarded under the Plan in 2012, represents a three-year compensation to Mr. Yao for his services in 2012, 2013 and 2014. Such shares vest over a three-year period and will be forfeited if Mr. Yao no longer serves for the Company at the time of the vesting. Based on ISS calculation methodology, all of such 1,500,000 shares were counted as the shares awarded under the Plan in 2012, and significantly drove up the burn rate for that year. In fact, only 375,000 shares of such award vested for Mr. Yao in 2012. If the foregoing pro rata share award were used in the ISS burn rate calculation, the burn rate for 2012 would be 19.68% and the three-year average burn rate would be 8.13%.

●	In 2012, 1,139,850 shares of common stock were granted under the Plan to our executive officers as a result of dollar-for-dollar exchange of their cash compensation for stock based on the closing stock price on the grant dates. As described in the Proxy Statement, our executive officers elected to receive stock in lieu of part of their cash compensation given to the Company’s limited cash reserve.

The Compensation Committee and the Board of Directors believes that the additional shares sought in Proposal 2 are appropriate, notwithstanding the three-year average burn rate, when considered in the foregoing context. The Compensation Committee and the Board of Directors intend to manage the Company’s burn rate to try to meet ISS policies and, in connection with that, believes the 3,000,000 shares for which stockholder approval is being sought represents an appropriate increase at this time.

If the Amendment is approved by stockholders, a total number of 4,193,125 shares of common stock will be available for issuance under the Plan. As disclosed in the Proxy Statement, the requested increase represents approximately 12.77% of currently outstanding shares of the Company as of May 1, 2013. The total available under the Plan would be approximately 17.86% of outstanding shares on the same day. The closing price of our common stock on May 1, 2013 was $0.36 per share.

While the Company does not have a specific plan for the use of the current or proposed shares available for grants, the Compensation Committee and the Board of Directors in its discretion, and consistent with the Company's overall compensation program as described in the Proxy Statement, from time to time makes awards to executives, employees, consultants, and directors. The amount and timing for future grants is not currently known. The average rate at which shares were granted over the past three years as a percentage of average shares outstanding in those same years was 7.48%. On that basis, the total number of shares available for grant following the proposed increase would meet the Company's needs for approximately 2.4 years.

In light of the factors described above and in the Proxy Statement, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE PLAN.

The inclusion of this information in this Supplement should not be regarded as an indication that the assumptions used to determine the number of additional shares will be predictive of actual future equity grants. These assumptions are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, and others described in our Form 10-K for the year ended December 31, 2012, and our Form 10-Q for the quarter ended March 31, 2013.

Supplemental Disclosure Concerning Proposal 4

Proposal 4 provides stockholders of the Company with the opportunity to make a non-binding advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement. As described in the Proxy Statement, in September 2011, the Compensation Committee engaged Frederic. W. Cook & Co., Inc. (“Cook & Co.”), an independent compensation consultant, to advise us on the compensation provided to our Chief Executive Officer, Mr. Kexuan Yao, and determine what actions, if any, were appropriate regarding future executive compensation arrangements. In developing their assessment, the consultant considered pay practices of companies in similar industries and of similar size. When identifying comparable compensation levels and practices, Cook & Co. used two benchmarks: industry comparators and general industry surveys.

Industry Comparators

Compensation data of Cook & Co.’s analysis were gathered from the proxy statements of 11 companies that compete within the same general industries as the Company. The group reflects a mix of recycling businesses, metal processing businesses, and import/export businesses. The selected industry comparators are summarized below:

Industry Comparator Group (as of September 27, 2011)

	Latest Four Quarters ($mil.)		8/31/2011 Market Cap. ($mil.)	No. of Employees
Company Name	Revenue	Net Income
Appliance Recycling Centers of America	$116	$4	$22	381
CAI International	$102	$43	$292	89
Casella Waste Systems	$471	$38	$153	1,800
China Direct Industries	$180	$5	$38	827
Friedman Industries	$141	$9	$64	100
Industrial Services of American	$347	$6	$52	185

Kadant	$294	$23	$288	1,600
Mealico	$635	$21	$210	782
Sino-Global Shipping America	$34	-$1	$8	38
Synalloy	$164	$7	$66	441
Universal Stainless & Alloy Products	$227	$18	$225	518
75th Percentile	$321	$22	$217	805
Median	$180	$9	$66	441
25th Percentile	$128	$6	$45	143
China Armco Metals	$124	-$3	$13	130
--%ile Rank	24%	0%	3%	24%

Data Source: Standard & Poor’s Research Insight

General Industry Surveys

For broader perspective, compensation data were compiled from general industry compensation surveys prepared by major third-party survey providers (Aon Hewitt, Mercer, and Towers Watson). Each survey reflects data from hundreds of general industry companies with revenue less than $500 million. The data from the various sources were averaged and was presented as a single benchmark.

Cook & Co. indicated in its analysis that, the Company approximates the 25th percentile versus the industry comparators based on company size (e.g. revenues and total employees), and therefore 25th percentile is recommended to serve as the primary reference point when assessing competitive pay levels. However, Cook & Co. analysis noted that, given to Mr. Yao’s role as the guarantor of the Company’s debt obligations, bearing risk on behalf of all shareholders, it is reasonable that his compensation reflects this risk, and it is common and standard that his compensation deviates from the 25th percentile therefore. Cook & Co. analysis further noted that if the Compensation Committee determines that Mr. Yao’s compensation be all equity-based compensation, the higher risk associated with equity-based compensation should be considered, and targeting Mr. Yao’s compensation, at the benchmark median (rather than 25th percentile), would be supportable when considering the combined risks of serving as the Company’s debt guarantor. The following table summarizes the 25th percentile and median benchmark pay levels for Chief Executive Officer from two benchmark sources:

Compensation Benchmarks (as of September 27, 2011)

	25th %ile			Median
	Industry Comparators	Surveys	Average	Industry Comparators	Surveys	Average
Base Salary	$230,000	$328,000	$279,000	$361,000	$449,000	$405,000
Salary + Bonus	$290,000	$380,000	$335,000	$550,000	$564,000	$557,000
Salary + Bonus + Long-Term Incentive Grants	$339,000	$392,000	$365,000	$681,000	$625,000	$653,000

Based on Cook & Co.’s recommendation, after considering the Company’s size percentile and Mr. Yao’s individual role as the Company’s debt guarantor, the Compensation Committee adopted and approved a compensation package consisting of a combination of cash and equity compensation (as described in the Proxy Statement) that falls between the 25% percentile and median benchmarks.

In 2012, as described in the Proxy Statement, given to the limited cash reserve of the Company, Mr. Yao received stock in lieu of part of his cash compensation, at a dollar-for-dollar exchange rate (i.e. based on the closing stock price on the grant dates), and accepted stock bonus of a value of $40,305 but elected to forego $125,000 of cash bonus. No upward adjustment was made by the Compensation Committee to Mr. Yao’s compensation reflecting the higher risk associated with the increase in the equity component of his compensation.

In addition, Cook & Co.’s analysis also demonstrated the 25th percentile and median benchmark pay levels for Chief Financial Officer and the next highest-paid employee. However, the Compensation Committee did not give consideration to such benchmarks when reviewing the compensation practice of the Company’s Chief Financial Officer, Mr. Fengtao Wen and the next highest-paid employee, Mr. Weigang Zhao. As described in the Proxy Statement, the compensation of our Chief Financial Officer and Vice General Manager of Renewable Metals is determined by the Board of Directors, by reviewing and acting upon proposals made pursuant to the Company’s Evaluation System by the non-interested management. In 2012, both Mr. Wen and Mr. Zhao’s compensation (as disclosed in the Proxy Statement) fell well below the average 25th percentile benchmarks $230,500 and $257, 000, respectively.

The vote on the Proposal 4 is advisory in nature and is not binding on the Company. However, the Compensation Committee and the Board of Directors value the opinions of our stockholders as expressed through their votes and other communications and the Compensation Committee intends to consider the results of the stockholder vote on Proposal 4 when making future determinations relating to executive compensation. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

Voting Information

At the Annual Meeting, the Company intends to hold the vote on all matters in the Proxy Statement other than Proposal 2 and Proposal 4. No vote will be taken with respect to Proposal 2 and Proposal 4 at the Annual Meeting. Once the vote on these matters is taken, we will adjourn the Annual Meeting. The Board of Directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that the named proxy vote in respect thereof in accordance with their best judgment.

At the Adjourned Annual Meeting, the Company intends to hold the vote only on Proposal 2 and Proposal 4. No vote will be taken with respect to any matters in the Proxy Statement other than Proposal 2 and Proposal 4 at the Adjourned Annual Meeting. The Board does not presently intend to bring any other business before the Adjourned Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Adjourned Annual Meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the Adjourned Annual Meeting, however, it is intended that the named proxies vote in respect thereof in accordance with their best judgment.

IF YOU HAVE ALREADY VOTED AND DO NOT WISH TO CHANGE YOUR VOTE, YOU DO NOT NEED TO DO ANYTHING. YOUR VOTE WILL BE TABULATED AS YOU INSTRUCTED AT THE ANNUAL MEETING OR THE ADJOURNED ANNUAL MEETING, AS APPLICABLE.

Registered stockholders may vote in person by ballot at either or both of the Annual Meeting or the Adjourned Annual Meeting, or by one of the following methods:

●	by mail – If you requested printed copies of the proxy materials to be mailed to you, you can vote by mail by using the proxy card;
●	by Internet – You can vote by Internet by following the instructions on the Notice to access the proxy materials or on your proxy card if you received your materials by mail;
●	By fax – 202-521-3464; and
●	By phone - 1-866-752-VOTE (8683).

Please note that the Internet, phone and fax voting system for stockholders of record for Proposal 1, 3, 5, and 6 will close at 12:00am, Pacific Standard Time, on July 2, 2013. The Internet, phone and fax voting system for stockholders of record for Proposal 2 and Proposal 4 will close at 12:00am, Pacific Standard Time, on July 10, 2013.

If your shares are held by a broker, bank or other nominee, you should have received instructions on how to vote or instruct the broker to vote your shares from your broker, bank or other nominee. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy and proof of identification at either or both of the Annual Meeting or the Adjourned Annual Meeting to vote your shares.

PLEASE NOTE THAT NO VOTES, HOWEVER CAST, WILL BE TABULATED ON ANY MATTER OTHER THAN PROPOSAL TWO AND PROPOSAL FOUR FOLLOWING THE ANNUAL MEETING.

Changing a Vote

You may change your vote on any matter in the Proxy Statement at any time prior to the vote being taken on such matter. This means that you may change your vote on all matters in the Proxy Statement, including Proposal 2 and Proposal 4, at any time prior to the Annual Meeting. After the Annual Meeting, you may only change your vote with respect to Proposal 2 and Proposal 4.

To revoke your proxy instructions and change your vote if you are a holder of record, you must (i) attend the Annual Meeting or the Adjourned Annual Meeting, as applicable, and vote your shares in person; (ii) advise our Corporate Secretary Caiqing (Christina) Xiong at our principal executive office (One Waters Park Drive, Suite 98, San Mateo, California 94403, Tel: 650.212.7620, Fax: 650.212.7630) in writing before the proxy holders vote your shares on a particular matter; (iii) deliver later dated and signed proxy instructions (which must be received prior to the Annual Meeting or the Adjourned Annual Meeting, as applicable); or (iv) vote again on a later date by telephone or on the Internet (only your latest Internet or telephone proxy submitted prior to the vote on a particular matter will be counted).

If your shares are held by a broker, bank or other nominee, please contact your broker, bank or other nominee for instructions on changing your vote.

IF YOU HAVE ALREADY VOTED AND DO NOT WISH TO CHANGE YOUR VOTE, YOU DO NOT NEED TO DO ANYTHING. YOUR VOTE WILL BE TABULATED AS YOU INSTRUCTED AT THE ANNUAL MEETING OR THE ADJOURNED ANNUAL MEETING, AS APPLICABLE.